As filed with the Securities and Exchange Commission on December 4, 1998.

                                                      Registration No. 33-41542
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                          SIERRA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                                   88-0200415
                      (I.R.S. Employer Identification No.)


                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
          (Address, including zip code, of Principal Executive Offices)


                          SIERRA HEALTH SERVICES, INC.
                            CAPITAL ACCUMULATION PLAN
                            (Full title of the plan)


                            Frank E. Collins, Esquire
                                 General Counsel
                          Sierra Health Services, Inc.
                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
                                 (702) 242-7000
 (Name, address and telephone number, including area code, of agent for service)

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     By the filing of this  Post-Effective  Amendment No. 1 to the  registration statement on Form S-8, Registration No. 33-41542 (the "Registration Statement") of Sierra Health Services, Inc. (the "Company"), the Company hereby deregisters 625,569 shares of Common Stock, $.005 par value per share, the offer and sale of which pursuant to the Company's Capital Accumulation Plan (the "Plan") were registered under the Registration Statement, as originally filed with the
Commission on July 3, 1991. The 625,569 shares being deregistered hereby represent all of the remaining unsold shares under the Registration Statement, and are being deregistered in connection with the transfer of such unused shares
to  the   Company's   registration   statement   on  Form   S-8,   being   filed
contemporaneously herewith, relating to the 1995 Long-Term Incentive Plan, as amended and restated and certain other plans. All share figures relating to the Registration Statement and this Post- Effective Amendment have been adjusted to include shares which became issuable under the Plan as a result of stock splits and stock dividends or similar transactions, since the original filing of the Registration Statement, in accordance with the anti-dilution provisions of the Plan and Rule 416(a) under the Securities Act of 1933, as amended.

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                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on November 11, 1998.

                                          SIERRA HEALTH SERVICES, INC.


                                          By:  /s/ Anthony M. Marlon, M.D.
                                          Anthony M. Marlon, M.D.
                                          Chairman of the Board and
                                          Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 /s/ Anthony M. Marlon, M.D.    Chairman of the Board,         November 11, 1998
Anthony M. Marlon, M.D.

  /s/ Erin E. MacDonald         President and Director         November 11, 1998
Erin E. MacDonald

  /s/ Paul H. Palmer            Acting Chief Financial         November 11, 1998
Paul H. Palmer                  Officer (principal financial
                                officer and accounting officer)

  /s/ Thomas Y. Hartley         Director                       November 11, 1998
-----------------------
Thomas Y. Hartley

  /s/ William J. Raggio         Director                       November 11, 1998
-----------------------
William J. Raggio

  /s/ Charles L. Ruthe          Director                       November 11, 1998
-----------------------
Charles L. Ruthe


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